                                 EXHIBIT 10.45

                             EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of February 16, 1999 (this "Agreement"), by and between 7/TH/ LEVEL, INC., a Delaware corporation (the "Company"), and STEPHEN GOTT ("Executive").

                                 RECITALS
                                 --------

     WHEREAS, the Company is simultaneously entering into an Agreement and Plan of Merger, by and among the Company, 7/th/ Level Merger Corporation, Street Technologies, Inc. ("Street") and the stockholders of Street named therein (the "Merger Agreement") pursuant to which the Company and Street shall merge (the "Merger");

     WHEREAS, Executive is the majority stockholder of Street and the current Chief Executive Officer of Street; and

     WHEREAS, the Company desires to employ Executive as Chief Executive Officer of the Company on the terms and conditions hereinafter set forth and Executive desires to accept such employment.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

     1.   Employment.
          ----------

          1.1 Subject to the terms and conditions of this Agreement, the Company agrees to employ Executive during the Term (as defined in Section 2) as Chief Executive Officer of the Company. Executive shall report to the Board of Directors of the Company (the "Board"). As Chief Executive Officer of the Company, Executive shall perform such duties and responsibilities as are customarily performed by the chief executive officer of a company the size and nature of the Company, and such other managerial duties and responsibilities with the Company which are appropriate for his position at the Company as, from time to time, may be assigned to him by the Board.

          1.2 Subject to the terms and conditions of this Agreement, Executive hereby accepts employment as Chief Executive Officer of the Company and agrees to devote his full working time and efforts to the performance of services, duties and responsibilities in connection therewith (other than during periods of illness, disability or vacation). Nothing in this Agreement shall preclude Executive, so long as, in the reasonable determination of the Board, such activities do not materially interfere with his duties and responsibilities hereunder, from
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engaging in charitable and community affairs, from managing any passive investment made by him in real estate or other property (provided that no such investment may exceed 2% of the equity securities of any entity, without the prior approval of the Board), or from serving, subject to the prior approval of the Board, as a member of boards of directors or as a trustee of any other company, association or entity.

          1.3 So long as the Executive shall serve as Chief Executive Officer of the Company, the Company shall cause Executive to be a member of the Board.

     2.   Term of Employment.  The term of this Agreement (the "Term") shall be
          ------------------
for a period commencing on the date hereof and continuing through the second anniversary of the date hereof; subject to earlier termination in accordance with the terms and conditions contained in Section 7 hereof.

     3.   Place of Employment.  During the Term, Executive shall perform his
          -------------------
services at the principal place of business of the Company which will be located in 925 Westchester Avenue, White Plains, New York 10604. Executive shall be furnished with office facilities and services suitable to his position and suitable for the performance of his duties. Executive acknowledges and agrees that in connection with his employment, however, he may be required to travel on behalf of the Company.

     4.   Compensation.
          ------------

          4.1  Salary.  During the Term, the Company shall pay Executive a base
               ------
salary ("Base Salary") at the rate of Two Hundred Thousand Dollars ($200,000) per annum (pro rated for the balance of fiscal 1999 ending December 31, 1999, and for any partial year during the Term). The Base Salary shall be payable in accordance with the ordinary payroll practices of the Company for its executive officers but in no event less frequently than semi-monthly. The Base Salary shall be reviewed annually by the Board on or before the last day of each fiscal year, and may be increased in the sole discretion of the Board taking into account corporate and individual performance, any increase in Executive's responsibilities on account of acquisitions by, or the general growth of, the Company and general business conditions.

          4.2  Performance Bonus.  Executive shall be entitled to receive an
               -----------------
annual performance bonus (each, a "Performance Bonus") of not less than $50,000 for the fiscal year in which such bonus is earned. Subject to the immediately preceding sentence, the amount of any such Performance Bonus shall be determined by the Board, in its sole discretion, and shall be based on such quantitative and qualitative initiatives as identified by the Board upon consultation with Executive and upon approval of the budget for the respective fiscal year. Any such Performance Bonus shall be paid to Executive within 120 days of the end of the fiscal year to which it relates.

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          4.3  Stock Options.  (a) As an inducement to Executive to enter into
               -------------
this Agreement, the Company has on the date hereof (the "Grant Date") granted to Executive options (the "Options") to purchase 1,000,000 shares of common stock, par value $.01 per share, of the Company ("Common Stock") exercisable at a price equal to $3.25 per share of Common Stock. Pursuant to the terms of the grant, vesting of such Options shall occur as follows:

        333,000 Options shall vest on the first anniversary of the Grant Date; 333,000 Options shall vest on the second anniversary of the Grant Date; 334,000 Options shall vest on the third anniversary of the Grant Date.

          (b) If Executive's employment is terminated by the Company without Cause (as hereinafter defined) or if Executive terminates his employment with the Company for Good Reason (as hereinafter defined), all Options shall fully and immediately vest.

          (c) If Executive terminates his employment with the Company other than for Good Reason or if Executive's employment is terminated by the Company for Cause (i) prior to the first anniversary of the Grant Date, then 333,000 Options shall vest on such date of termination; (ii) after the first anniversary but prior to the second anniversary of the Grant Date, then 333,000 Options shall vest on such date of termination (in addition to the 333,000 Options which vested on the first anniversary of the Grant Date); (iii) after the second anniversary but prior to the third anniversary of the Grant Date, 334,000 Options shall vest on such date of termination (in addition to the 333,000 Options which vested on each of the first and second anniversary of the Grant
Date).

     5.   Employee Benefits.
          -----------------

          5.1  Employee Benefit Programs, Plans and Practices.  The Company
               ----------------------------------------------
shall provide Executive during the Term, with coverage under all employee benefit programs, plans and practices which the Company makes available from time to time to its senior executives, with at least the same opportunity to participate as the other senior executives of the Company including, without limitation, retirement, pension, profit sharing, medical, dental, hospitalization, life insurance, short and long term disability, accidental death and dismemberment and travel accident coverage.

          5.2  Vacation and Fringe Benefits.
               ----------------------------

               (a) Executive shall be entitled to four (4) weeks paid vacation in each year (pro rated as necessary for partial calendar years during the Term). Executive may take his allotted vacation days at such times as are mutually convenient for the Company and Executive, consistent with the Company's vacation policy in effect from time to time with respect to its executive officers.

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               (b)  Executive shall be entitled to the perquisites and fringe benefits normally made available to other senior executives of the Company, commensurate with his position with the Company.

          5.3  Expenses.  Executive is authorized to incur reasonable expenses
               --------
in carrying out his duties and responsibilities under this Agreement, (in accordance with the policies and procedures established from time to time by the Company) including, without limitation, entertainment and travel expenses (and the cost of living while away from home on business or at the request of, and in the service of the Company), and similar items related to such duties and responsibilities. The Company will reimburse Executive in full for all such out-of-pocket expenses upon presentation by Executive from time to time of a proper account of such expenditures in accordance with the policies and procedures established by the Board and applicable to executive officers of the Company.

          5.4  Indemnification.  Executive shall be entitled, at all times
               ---------------
(including after the termination of this Agreement for any reason), to the benefit of the maximum indemnification and advancement of expenses available from time to time under the Company's Restated Certificate of Incorporation and By-laws, and if not set forth therein, to the maximum extent available under the laws of the Company's state of incorporation.

     6.   Key-Person Insurance.  Executive agrees that the Company may at any
          --------------------
time and from time to time, and for the Company's own benefit, apply for and take out term life, health, accident, and/or other insurance covering Executive ("Key-Person Insurance") in an amount to be determined in the sole discretion of the Board in consultation with Executive. The Company shall own all rights in any such Key-Person Insurance policies and proceeds thereof and Executive shall not have any right, title or interest therein; except that if Executive is no longer employed by the Company (other than as a result of his death or Disability (as herein defined)) then the Company shall terminate such Key-Person Insurance policies or, at the option of Executive, arrange for such Key-Person Insurance policies to be assigned to Executive; provided, however, that said policies permit such assignment and Executive is solely responsible for the payment of any premiums after such assignment. Executive agrees to assist the Company at the Company's expense in obtaining any such Key-Person Insurance by, among other things, submitting to the customary examinations and correctly preparing, signing and delivering such applications and other documents as may be required by insurers.

     7.   Termination of Employment.
          -------------------------

          7.1  Good Reason.  Executive shall be entitled to terminate his
               -----------
employment for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean (without Executive's express prior written consent as a shareholder, director or otherwise) (i) failure by the Company to pay any compensation when due hereunder, (ii) any significant reduction by the Company of Executive's authorities, powers, functions, duties or responsibilities in managing the

                                       4
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Company's business or the assignment of duties to Executive by the Board inconsistent with Executive's position (except in connection with termination of Executive's employment for Cause (as defined in section 7.4), as a result of Disability (as defined in Section 7.2), as a result of Executive's death or by Executive other than for Good Reason) or (iii) any material breach by the Company of any other material provision of this Agreement. If Executive desires to terminate his employment with the Company for Good Reason, he shall first give written notice of the facts and circumstances providing Good Reason to the Company, and shall allow the Company no less than twenty (20) days to remedy, cure or rectify the situation giving rise to Good Reason.

          7.2  Disability.  If Executive shall fail during the Term, because of
               ----------
illness, physical or mental disability or other incapacity, for a period of 90 consecutive days or any 120 days in any 365 consecutive days, to render the services provided for by this Agreement or be adjudged an incompetent ("Disability"); provided that the date on which the Disability will be deemed to occur shall be such 90th day or the date on which Executive is adjudged an incompetent, as the case may be, the Company may terminate Executive's employment on not less than two (2) weeks written notice thereof, setting forth the facts and circumstances claimed to provide a basis for termination of Executive's employment under this Section 7.2.

          7.3  Death.  Executive's employment hereunder will terminate
               -----
automatically if he should die.


          7.4  Termination for Cause.  The Company shall have the right to
               ---------------------
terminate the employment of Executive with or without Cause (as hereinafter defined). The term "Cause," as used herein, shall mean (i) Executive's continuing, repeated and willful refusal and failure (other than during periods of illness, disability or vacation) to perform his duties hereunder or under any lawful directive of the Board (consistent with the terms of this Agreement),
(ii) Executive's willful misconduct or gross neglect in the performance of his duties hereunder, (iii) the willful material breach of this Agreement by Executive, (iv) the conviction, plea of guilty or nolo contendre of Executive in respect of any felony, other than motor vehicle offenses, or for any misdemeanor constituting theft or embezzlement from the Company; provided that an indictment of Executive in such matters shall cause the Company to suspend Executive with pay until such matters are, to the Company's satisfaction, clarified or finalized , (v) other fraudulent action against the Company or (vi) any violation by Executive, or conduct by Executive that poses a substantial threat of causing the Company to violate, any statute, law, ordinance or regulation promulgated or enforced by any entity with jurisdiction over the Company or Executive, concerning employment discrimination or other employment-related wrongs. For purposes of this Section 7.4, no act, or failure to act, on Executive's part, will be considered "willful" unless done or omitted to be done by him not in good faith or without a reasonable belief that his action or omission was in furtherance of and in the best interests of the Company's business. Termination by the Company for Cause may be effected by written notice of the Company to Executive; provided, however, that if the Company determines to terminate the Executive's employment pursuant to clause (i) or
(iii) hereof, the Company shall give the Executive written notice of the facts and circumstances providing Cause and shall allow Executive no less than twenty (20) days in the case of a proposed termination pursuant to clause (i) or (iii) above to remedy, cure or rectify the situation giving rise to Cause.

          7.5  Termination upon a Change of Control.  In the event of a Change
               ------------------------------------
of Control, Executive shall become immediately and fully vested in all Options
held by Executive.   For purposes of this Agreement, a "Change of Control" shall mean that (i) any "person" (as such term is defined within the meaning of Rule 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), other than any person who as of the date hereof beneficially owns (as defined in Rule 13(d)(3) of the 1934 Act) directly or indirectly 5% or more of the Company's outstanding Common Stock or as of the date hereof is on, or has designated a member of, the Board, becomes a beneficial owner directly or indirectly of securities of the Company representing in excess of fifty percent (50%) of the Company's then outstanding securities having the right to vote for the election of directors, (ii) the Company shall have consummated the sale of all or substantially all of the assets of the Company, or (iii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (_) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended.

     8.   Compensation Upon Termination.
          -----------------------------

          8.1  Constructive Termination; Termination by the Company without
               ------------------------------------------------------------
Cause; Termination by Executive for Good Reason.  (i) If Executive terminates
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his employment pursuant to Section 7.1, or (ii) if Executive's employment is terminated by the Company without Cause, or (iii) if the Company determines not to extend the Term of this Agreement for a one year period, Executive shall be entitled to (A) receive Executive's Base Salary, Performance Bonus and benefits as set forth in Section 5 to which Executive is entitled up to and including the effective date of Executive's termination of employment hereunder, (B) receive Executive's Base Salary and minimum Performance Bonus as set forth in Section
4.2 paid consistent with the Company's payroll practices for one (1) year and
(C) become immediately and fully vested in all Options held by Executive. Executive also shall be entitled to receive, during the period he is being paid Base Salary under this Agreement, the benefits provided under Section 5.1; except to the extent that such continued participation is not permitted under the plan, program or practice or would cause the plan, program or practice to cease to be qualified under any applicable law or regulation. Notwithstanding the foregoing, nothing herein shall cause the Company to maintain Executive's status as an employee of the Company after termination.

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

          8.2  Termination by Executive other than for Good Reason; Termination
               ----------------------------------------------------------------
by the Company for Cause.  If Executive's employment is terminated by the
------------------------
Company for Cause or by Executive other than pursuant to Section 7.1, Executive shall be entitled to (i) receive Executive's Base Salary, Performance Bonus and benefits as set forth in Section 5 to which Executive is entitled up to and including the effective date of Executive's termination of employment hereunder and (ii) accelerated vesting of Options as described in Section 4.3. After such termination of employment, the obligations of the Company under this Agreement to make any further payments, or to provide any benefits specified herein, to Executive shall thereupon cease and terminate.

          8.3  No Substitution.  Nothing contained in Section 8.1 shall be
               ---------------
construed to represent a substitution for compensation already paid to or earned by Executive. In addition, Executive shall be entitled to receive all amounts in respect of the period prior to the date of termination otherwise payable herein (without double counting), including such payments provided for in Sections 4 and 5.

     9.   Nondisclosure; Non-Competition and Non-Solicitation.
          ---------------------------------------------------

          9.1  Nondisclosure.  Executive shall not during the Term and
               -------------
thereafter, without the prior written consent of the Company, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information (as herein defined) pertaining to the business of the Company, except (i) while employed by the Company, in the business of and for the benefit of the Company or (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company, or by any administrative body or legislative body (including a committee thereof) with purported or apparent jurisdiction to order Executive to divulge, disclose or make accessible such information. For purposes of this Agreement, "Confidential Information" shall mean non-public information concerning the Company's financial data, strategic business plans, product development (or other proprietary product data), customer information, discoveries, practices, processes, methods, marketing plans and other material non-public, proprietary and confidential information of the Company, that, in any case, is not otherwise generally available to the public. In the event Executive's employment is terminated hereunder, he shall immediately return to the Company all Confidential Information in his possession other than information which Executive is entitled to receive in his capacity as a shareholder of the Company. "Confidential Information" shall not include information which becomes available to Executive on a non-confidential basis from a source other than the Company or was available to Executive on a non-confidential basis prior to its disclosure to Executive by the Company.

          9.2  Prohibition on Competition.  During the period of his employment
               --------------------------
with the Company (other than on behalf of the Company) and for twenty four (24) months after the date of termination of his employment with the Company (the "Non-Competition Period"), Executive agrees that, without the prior written consent of the Company: (i) he will not, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee, or in any other capacity (and wether or not for compensation) carry on, be engaged in or employed by or be a consultant to or have any financial interest in, any business which is in competition with the business of the Company (as defined in Section 9.3).

          9.3  Non-Solicitation of Employees.  During the Non-Competition
               -----------------------------
Period, Executive will not:

               (a) solicit or request any employee of or consultant to the Company or its affiliates to (a) leave the employ or cease consulting for the Company or its affiliates or (b) join the employ of or begin consulting for any individual or entity that is in competition with the business of the Company;

               (b) solicit or request or suggest or otherwise abet any individual or entity that is in competition with the business of the Company to employ any employee of or consultant to the Company or its affiliates; or

               (c) employ, assist in employing or otherwise associate with any employee, officer or agent of or consultant to the Company or its affiliates in any business or venture which is in competition with the business of the Company.

          9.4  Non-Solicitation of Customers.  During the Non-Competition
               -----------------------------
Period, Executive will not, directly or indirectly, through brokers or otherwise, solicit or attempt to solicit, or sell services or attempt to sell services which are in competition with the business of the Company to any Customer; for purposes hereof, "Customer" shall mean (A) all customers of the Company (i) during the term of this Agreement, (ii) as of the date hereof and
(iii) within the two (2) year period preceding the date hereof and (B) all potential customers of the Company who are being actively solicited by the Company at the time of the termination of Executive's employment.

          9.5 For purposes of this Section 9, a person or entity which is "in competition with the business of the Company" shall mean an entity engaged in the business of animation preparation and production software as presently conducted or proposed to be conducted and any other business actually engaged in during the term hereof, directly or indirectly, by the Company or its subsidiaries including, but not limited to, community enrichment technology solutions and web based education and training. Nothing in this Section 9 shall be construed so as to preclude Executive from (i) investing in any publicly held company provided Executive's beneficial ownership of any class of such company's securities does not exceed 2% of the outstanding securities of such class, (ii) owning memberships, or other similar rights or interests therein, of any United States or foreign securities, commodities, options or similar exchange, board of trade, contract market or terminal association (collectively "Exchanges") and exercising the rights and privileges attendant to such ownership for his own personal account or for the account of any spouse, child, parent or sibling or any trust created for the benefit of Executive or any of the foregoing or for the account of any entity wholly owned by Executive or any of the foregoing relatives or trusts or (iii) trading or dealing on any Exchanges for Executive's own personal account or for the account of any relative or any trust created for the benefit of any relative of Executive.

          9.6 Executive and the Company agree that the covenants of non-competition and non-solicitation are reasonable covenants under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended. Executive agrees that any breach of the covenants contained herein would irreparably injure the Company. Accordingly, Executive hereby agrees that, in such event, the Company shall be entitled, without the necessity of proving damages or posting a bond or security, and notwithstanding any election by the Company to claim damages, to obtain a temporary and/or permanent injunction to restrain any such breach or threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies which the Company may have at law or in equity.

     10.  Mitigation of Damages.  Executive shall not be required to mitigate
          ---------------------
damages or the amount of any payment provided for under this Agreement by seeking other employment (which may include self-employment) or otherwise, and, after his termination of employment hereunder, any payments made by the Company hereunder shall not be reduced by any amount Executive receives from any other such employment.

     11.  Lock-up Agreement.  Executive agrees not to sell, make any short sale
          -----------------
of, pledge, grant any option for the purchase of or otherwise dispose of any shares of Common Stock without the prior written consent of the Company until the first anniversary of the date hereof. Notwithstanding the foregoing, Executive shall be permitted to sell (i) such number of shares of Common Stock as set forth in the Merger Agreement in Section 6.04(a) thereof, (ii) 1,000,000 shares of Common Stock pursuant to a private placement in accordance with applicable securities laws; provided that the buyer of such shares shall have one demand to cause the Company to file a registration statement registering the offer and sale of such shares within 150 days of the closing of the private placement and maintain its effectiveness for 90 days, (iii) a number of shares agreed to be included by the managing underwriter in an underwritten public offering.

     12.  Registration Rights.
          -------------------

          (a) After the first anniversary of the date hereof, Executive (i) may make two (2) separate demands on the Company for the registration of the offer and sale of his shares of Common Stock and (ii) shall have four (4) opportunities to request that his shares of Common Stock be included on a registration statement proposed to be filed under the Securities Act of

1933, as amended, with respect to an offering by the Company for its own account or for the account of any of its respective security holders.

          (b) Notwithstanding anything else herein contained to the contrary, if Executive is terminated by the Company without Cause or if Executive terminates his employment for Good Reason, then the Company shall, as soon as practicable, file a registration statement covering the offer and sale of all of Executive's Common Stock owned on such date of termination and shall maintain its effectiveness for 180 days.

          (c) The parties hereto agree to negotiate in good faith and execute a registration rights agreement setting forth the details of the provisions of Sections 11 and 12 hereof in accordance with the terms and conditions typically included in similar registration rights agreements including, but not limited to, underwriter's "cut-backs" and Company "blackouts".

     13.  Notices.  Any notice, request, demand or other communication required
          -------
or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, electronic transmission (with a copy following by hand or by overnight courier), by registered or certified mail, postage prepaid, return receipt requested or by overnight courier addressed to the other party. All notices shall be addressed as follows, or to such other address or addresses as may be substituted by notice in writing:

          To the Company:

               7/th/ Level, Inc.
               1201 Richardson Drive, Suite 277
               Richardson, Texas 75080
               Attention: Chairman of the Board
               Fax No.: (972) 498-0111

          with a copy to:

               Swidler Berlin Shereff Friedman, LLP
               919 Third Avenue
               New York, New York 10022
               Attention: Gerald Adler, Esq.
               Fax No.: (212) 758-9526
          To Executive:

               Stephen Gott
               c/o Street Technologies, Inc.
               925 Westchester Avenue
               White Plains, New York 10604
with a copy to:

               Proskauer Rose LLP
               1585 Broadway
               New York, New York 10036-8299
               Attention: Stephen W. Rubin, Esq.
               Fax No.: (212) 969-2900

Communications delivered by hand or by overnight courier shall be deemed received on the date of delivery; communications sent by electronic means shall be deemed received one (1) business day after the sending thereof, and communications sent by registered or certified mail shall be deemed received three (3) business days after the sending thereof.

     14.  Separability; Legal Fees.  If any provision of this Agreement shall be
          ------------------------
declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect. Each party shall bear the costs of any legal fees and other fees and expenses which may be incurred in respect of enforcing its respective rights under this Agreement.

     15.  Assignment.  This contract shall be binding upon and inure to the
          -----------
benefit of the heirs and representatives of Executive and the assigns and successors of the Company. Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by the Company, except that the Company may assign this Agreement to any successor (whether by merger, acquisition of stock, purchase or otherwise) to all or substantially all of the assets or business of the Company, if such successor expressly agrees in writing to assume the obligations of the Company hereunder.

     16.  Amendment; Waiver.  This Agreement may only be amended by written
          -----------------
agreement signed by the parties hereto. A waiver by the Company or Executive of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

     17.  Beneficiaries; References.  Executive shall be entitled to select (and
          -------------------------
change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death, and may change such election, in either case by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative. Any reference to the masculine gender in this Agreement shall include, where appropriate, the feminine.

     18.  Survivorship.  The respective rights and obligations of the parties
          ------------
hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section 18 are in addition to the survivorship provisions of any other section of this Agreement.

     19.  Governing Law.  This Agreement shall be construed, interpreted and
          -------------
governed in accordance with the laws of the State of New York, without reference to rules relating to conflicts of law.

     20.  Entire Agreement.  This Agreement and the Merger Agreement contain the
          ----------------
entire understanding between Executive and the Company and supersede in all respects any prior or other agreement or understanding between the Company and Executive as to the matters set forth herein and therein. Except for the obligations specifically set forth herein and therein, the Company does not owe any obligations to Executive and Executive does not owe any obligations to the Company with respect to the matters set forth herein and therein.

     21.  Withholding.  The Company shall withhold from any payments due to
          -----------
Executive hereunder, all taxes, FICA or other amounts required to be withheld pursuant to any applicable law.

     22.  Headings.  The section headings contained in this Agreement are for
          --------
the convenience of reference only and shall not affect the construction of any provision of this Agreement.

     23.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which will be deemed an original but all of which together this shall constitute one and the same instrument.

                 [Remainder of page intentionally left blank.]

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

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first above written.

                              7TH LEVEL, INC.


                              By:  /s/ DONALD SCHUPAK
                                  ----------------------------
                                   Donald Schupak
                                   Chairman of the Board


                              EXECUTIVE


                                   /s/ STEPHEN GOTT
                                  ----------------------------
                                   Stephen Gott

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